Exhibit 99.1

Benson Hill Announces Listing Transfer to The Nasdaq Stock Market LLC

ST. LOUIS, MO – Aug. 13, 2024 - Benson Hill, Inc. (NYSE: BHIL, the “Company” or “Benson Hill”), a seed innovation company, announced today that it will transfer its stock exchange listing to The Nasdaq Stock Market LLC (“Nasdaq”) from the New York Stock Exchange, effective Aug. 23, 2024, after market close.

The Company expects to begin trading as a Nasdaq-listed company on Aug. 26, 2024, and its common stock will continue to trade under the symbol “BHIL.”

“The transfer to Nasdaq will permit the Company to realize cost savings and facilitate the continued listing of our Common Stock on a national securities exchange,” said Deanie Elsner, Chief Executive Officer of Benson Hill.
About Benson Hill
Benson Hill is a seed innovation company that unlocks nature’s genetic diversity in soy quality traits through a combination of its proprietary genetics, its AI-driven CropOS® technology platform, and its Crop Accelerator. Benson Hill collaborates with strategic partners to create value throughout the agribusiness supply chain to meet the demand for better feed, food, and fuel. For more information, visit bensonhill.com or on X, formerly known as Twitter, at @bensonhillinc.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Forward-looking statements include statements relating to management’s expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements in this press release include, among other things, statements regarding: the Company’s expected stock exchange transfer and the anticipated timing thereof. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the risk that the Company may fail to comply with applicable stock exchange listing requirements; risks relating to the proper and timely execution of the stock exchange transfer by the Company and third parties; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is available on the SEC’s website at www.sec.gov. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.
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Contacts
Investors: Tana Murphy: (314) 579-3184 / investors@bensonhill.com
Media: Christi Dixon: (636) 359-0797 / cdixon@bensonhill.com